Exhibit 99.1

Tenet Provides Business and Financial Update Related to COVID-19
DALLAS – April 2, 2020 – Tenet Healthcare Corporation (NYSE: THC) will provide a business update today regarding impacts related to the recent outbreak of the novel coronavirus (COVID-19). The presentation is scheduled to begin at approximately 10:00 a.m. Eastern time (9:00 a.m. Central time). A live webcast and audio archive of the event, as well as a related slide presentation, may be accessed through the investor relations section of Tenet’s website at www.tenethealth.com/investors. The audio archive will be available on Tenet’s website for approximately 30 days.
The COVID-19 global pandemic is significantly affecting Tenet’s employees, patients, communities and business operations. Due to the rapidly evolving environment and continued uncertainty, and the likelihood that this impact will materially affect Tenet’s financial performance, Tenet has withdrawn its previously announced first quarter and full year financial outlook for 2020.
As of March 31, 2020, Tenet’s liquidity position included approximately $350 million of excess cash and cash equivalents and approximately $1.0 billion of borrowing availability under its senior secured revolving credit facility. Tenet is also seeking an amendment to its senior secured revolving credit facility, which will include increasing total borrowing capacity under the facility to $2.0 billion (up from $1.5 billion). In addition, other sources of potential liquidity for Tenet include funding that may be available to healthcare providers under the CARES Act, proceeds from the previously announced sale of our Memphis hospitals for approximately $350 million, and potential sale and lease-back transactions that Tenet may evaluate.
The notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offering will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.
Concurrently, Tenet has announced a private offering of $500 million in aggregate principal amount of senior secured first lien notes, with proceeds to be used to repay a portion of the $500 million aggregate principal amount of borrowings outstanding under its senior secured revolving credit facility and for general corporate purposes.

This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company's expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause the Company's actual results to be materially different than those expressed in the Company's forward-looking statements include, but are not limited to, the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission.
About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas, with 113,000 employees. Through an expansive care network that includes United Surgical Partners International, we operate 65 hospitals and approximately 500 other healthcare facilities, including surgical hospitals, ambulatory surgery centers, urgent care and imaging centers and other care sites and clinics. We also operate Conifer Health Solutions, which provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other customers. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve.
###

Investor Contact: Regina Nethery 469-893-2387 regina.nethery@tenethealth.com	Media Contact: Lesley Bogdanow 469-893-2640 mediarelations@tenethealth.com